United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

COLLECTIVE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42607	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12955 Biscayne Boulevard Suite 200 PMB 616

Miami, FL 33181

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 489-2062

DUNE ACQUISITION CORPORATION II

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and three-quarters of one redeemable warrant	CCAQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCAQ	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CCAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by the shareholders of Collective Acquisition Corp., a Cayman Islands exempted company (the “Company”) at the Meeting (as defined below) on August 4, 2026, by special resolution, the Company amended the Company’s Second Amended and Restated Memorandum and Articles of Association (the “Articles”) on August 4, 2026 in the form set forth in Annex A to the definitive proxy statement filed with the Securities and Exchange Commission on July 8, 2026 (the “Articles Amendment”), reflecting the extension of the date by which the Company must consummate an initial business combination from August 8, 2026 (the “Current Termination Date”) to August 8, 2027, for a total extension of twelve (12) months after the Current Termination Date (assuming an initial business combination has not occurred) (the “Articles Amendment Proposal”).

The foregoing description of the Articles Amendment is a summary only and is qualified in its entirety by reference to the full text of the Articles Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 4, 2026, the Company held an extraordinary general meeting of the shareholders of the Company (the “Meeting”). At the Meeting, the Company’s shareholders approved the following proposals: (1) a proposal to approve, by special resolution, the Articles Amendment Proposal, and (2) a proposal to adjourn the Meeting to a later date or dates or indefinitely, if necessary or convenient, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve the Articles Amendment Proposal or (ii) where the board of directors has determined it is otherwise necessary (the “Adjournment Proposal”).

The Articles Amendment Proposal and the Adjournment Proposal presented at the Meeting were approved by the Company’s shareholders. The final voting results for each proposal are set forth below.

Proposal No. 1 - Articles Amendment Proposal

The Articles Amendment Proposal was approved by special resolution of the Company’s shareholders, and received the following votes:

FOR	AGAINST	ABSTAIN
15,841,860	1,719,170	0

Proposal No. 2 - Adjournment Proposal

The Adjournment Proposal was approved by ordinary resolution of the Company’s shareholders, and received the following votes:

FOR	AGAINST	ABSTAIN
16,779,914	781,116	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Meeting, holders of 12,863,312 Class A ordinary shares of the Company exercised their right to redeem such shares for a pro rata portion of the funds held in the trust account. As a result, an estimated $135,190,109.16 (approximately $10.51 per share) will be removed from the trust account to pay such holders and an estimated $15,887,453.01 will remain in the trust account.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Form of Amendment to the Second Amended and Restated Memorandum and Articles of Association

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE Acquisition Corp.

	By:	/s/ Elliot Richmond
		Name:	Elliot Richmond
		Title:	Chairman and Chief Executive Officer

Date: August 10, 2026

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